Exhibit 10.136

FIRST AMENDMENT TO

GROUND LEASE

THIS FIRST AMENDMENT TO GROUND LEASE (the “Amendment”) made as of the 15th day of April, 2008 by and between ST MARY’S HEALTH SYSTEM, INC., a Tennessee nonprofit corporation (“Landlord”) and KNOXVILLE EQUITY PARTNERS, LLC, a Tennessee limited liability company (“Tenant”).

WHEREAS, Landlord and Tenant entered into a certain Ground Lease as of the 13th day of April, 2004 (the “Ground Lease”); and

WHEREAS, the parties desire to amend certain provisions of the Ground Lease to correct an error.

NOW THEREFORE, in consideration of the mutual covenants and promises of the parties and other good and valuable consideration, the parties do hereby agree as follows:

1. Amendment. Section 4.4 is hereby revised in its entirety to read as follows:

4.4	Utility and Communication Easements.

Landlord hereby grants, conveys and encumbers the Land with perpetual non-exclusive easements for passage, construction, installation, maintenance, repair, replacement and use of utility lines, pipes, wires, conduits, flues, ducts, lines and other equipment including without limitation, electricity, gas, water, communications, sewer and storm drainage from the surrounding public thoroughfares to MOB B and the Premises. The location of such Utility and Communication Easements shall be subject to the approval of the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

2. Deletion of Exhibit. Exhibit C to the Ground Lease is hereby deleted.

3. Full Force and Effect. All provision of the Ground Lease not expressly amended herein shall remain in full force and effect in accordance with their terms.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and date as stated above.

LANDLORD:

ST. MARY’S HEALTH SYSTEM, INC.

By:
Title:

TENANT:

KNOXVILLE EQUITY PARTNERS, LLC

By:	/s/ Norman Brinkman
Norman Brinkman

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